UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Comarco, Inc.

 (Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300, Laguna Niguel, CA	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Comarco, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on December 15, 2017. At that Annual Meeting, the Company’s shareholders voted on the following three proposals: (i) the election of five directors to serve until the next Annual Meeting of Shareholders or until their successors are elected; (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officer and; (iii) the ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018. Only shareholders of record as of November 13, 2017 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.

The results of the voting on each of the three proposals at the Annual Meeting are set forth below.

Proposal 1. Election of Directors. At the Annual Meeting a total of five candidates were nominated for election to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected. Each shareholder was entitled to cast a number of votes equal to the number of shares of common stock held by such shareholder as of the Record Date for each of up to five nominees and the five nominees receiving the highest number of votes cast were elected.

All five candidates for election to the Board were nominated by the Board of Directors. As a result, the election was uncontested and all of those five candidates were elected to serve as the directors of the Company. The following table sets forth the names of those five candidates and the respective numbers of votes cast for and withheld, as well as broker non-votes:

	Votes
	For	Withheld	Broker Non Votes
Wayne G. Cadwallader	9,803,501	14,295	3,029,663
Thomas W. Lanni	9,803,501	14,295	3,029,663
Richard T. LeBuhn	9,753,501	64,295	3,029,663
Michael R. Levin	9,753,501	64,295	3,029,663
Louis E. Silverman	9,803,501	14,295	3,029,663

Proposal 2. Advisory vote to approve the compensation of the Company’s named executive officer. At the Annual Meeting the Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officer. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, the number of shares abstaining from, and the number of broker non-votes for this proposal:

Votes For	Votes Against	Abstain	Broker Non Votes
9,543,814	83,314	190,668	3,029,663

Proposal 3. Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2018. At the Annual Meeting the Company’s shareholders voted on a proposal to ratify the appointment of Squar, Milner LLP as the Company’s independent registered public accounting firm for the year ending January 31, 2018. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, the number of shares abstaining from, and the number of broker non-votes for this proposal:

Votes For	Votes Against	Abstain	Broker Non Votes
12,797,800	2,277	47,382	0

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2017, following the Annual Meeting, the Board of Directors of the Company voted unanimously to amend the Company’s amended and restated bylaws to fix the number of directors at five. A copy of the bylaw amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Comarco Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
Date: December 19, 2017	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni President and Chief Executive Officer

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